Exhibit 1.3

[Translation]

[HD] Regulations of the Audit & Supervisory Board

Article 1 (Purpose)

These Regulations provide for matters relating to the Audit & Supervisory Board (hereinafter referred to as “Board of Company Auditors”) according to the laws and regulations and the Articles of Incorporation.

Article 2 (Organization)

1.	The Board of Company Auditors shall comprise all Audit & Supervisory Board members (hereinafter referred to as “Company Auditors”).

2.	The Board of Company Auditors shall have a full-time Company Auditor.

3.	In addition to the preceding paragraph, the Board of Company Auditors shall have a Chairperson and a Specified Company Auditor as stipulated under Article 7.

Article 3 (Purpose of the Board of Company Auditors)

The Board of Company Auditors shall receive reports on important matters relating to audits, and discuss or resolve such matters; provided that, it shall not preclude each Company Auditor from exercising his/her power.

Article 4 (Duties of the Board of Company Auditors)

The Board of Company Auditors shall execute the duties set forth below; provided that such determination as stipulated under (3) below shall not preclude each Company Auditor from exercising his/her power:

(1)	Preparation of audit reports;

(2)	Appointment and removal of full-time Company Auditors;

(3)	Determination of audit policies, methods of investigating the state of business and assets, and other matters relating to the execution of Company Auditors’ duties.

Article 5 (Appointment and Removal of Full-time Company Auditors)

The Board of Company Auditors shall, by its resolution, appoint a full-time Company Auditor from among the Company Auditors or remove one.

Article 6 (Chairperson)

1.	The Board of Company Auditors shall elect a Chairperson from among the Company Auditors by its resolution.

2.

In addition to the duties set forth in Paragraph 1 of Article 9, the Chairperson of the Board of Company Auditors shall execute duties delegated by the Board of Company Auditors; provided that the Chairperson shall not preclude each Company Auditor from exercising his/her power.

Article 7 (Specified Company Auditor)

1.	The Board of Company Auditors shall, by its resolution, appoint a person to execute the following duties (hereinafter referred to as “Specified Company Auditor”):

(1)

Receiving from the Directors the business reports and supplementary schedules thereof and financial statements that shall be received by each Company Auditor and sending them to other Company Auditors;

(2)

Notifying the content of audit reports of the Board of Company Auditors concerning business reports and supplementary schedules thereof to the Director specified as the person to receive such notification (hereinafter referred to as “Specified Director”);

(3)	Agreeing with the Specified Director regarding the date on which such notification as under the preceding item shall be made;

(4)	Receiving from the Accounting Auditor notification on the content of his/her accounting audit report and notifying the other Company Auditors of the content of such audit report;

(5)	Agreeing with the Specified Director and the Accounting Auditor regarding the date on which such notification as under the preceding item shall be made;

(6)	Notifying the content of audit reports of the Board of Company Auditors concerning financial statements to the Specified Director and the Accounting Auditor;

(7)	Agreeing with the Specified Director regarding the date on which such notification as under the preceding item shall be made.

2.	The Specified Company Auditor shall be a full-time Company Auditor.

Article 8 (Holding of Meetings)

Meetings of the Board of Company Auditors shall be held at least once every three months; provided that, they may be held at any time as needed.

Article 9 (Convenor)

1.	A Meeting of the Board of Company Auditors shall be convened and administered by the Chairperson.

2.	Each Company Auditor may request the Chairperson to convene a Meeting of the Board of Company Auditors.

3.

If the Chairperson fails to convene a Meeting of the Board of Company Auditors notwithstanding such request as under the preceding paragraph, the Company Auditor who made the request may convene and administer such Meeting himself/herself.

Article 10 (Convocation Procedures)

1.	To convene a Meeting of the Board of Company Auditors, notice to such effect shall be issued to each Company Auditor at least two days prior to the date of the Meeting.

2.	If agreed by all the Company Auditors, a Meeting of the Board of Company Auditors may be held without following the convocation procedures.

Article 11 (Method of Resolution)

1.	A resolution of a Meeting of the Board of Company Auditors shall be adopted by a majority of the Company Auditors.

2.	Before adopting any resolution, Company Auditors must deliberate the matter based on sufficient information materials.

Article 12 (Resolutions of Audit Policies, Etc.)

1.	Audit policies, audit plans, audit methods, allocation of audit services, etc., shall be determined by resolutions of the Board of Company Auditors.

2.

In addition to the matters set forth in the preceding paragraph, the Board of Company Auditors shall resolve matters it deems necessary for the Company Auditors to execute their duties, such as budgets for audit expenses.

3.	The Board of Company Auditors shall resolve the following matters concerning systems and request the Directors to develop such systems:

(1)	Matters relating to employees who shall assist the duties of the Company Auditors;

(2)	Matters relating to the independence of such employees as provided for under the preceding item from the Directors;

(3)	Matters relating to ensuring effectiveness of instructions to such employees as under Item (1);

(4)	The following systems and other systems for reporting to the Company Auditors:

(a)	System for the Directors and employees to report to the Company Auditors;

(b)	System for those who have received reports from the directors, company auditors and employees of a subsidiary to report to the Company Auditors.

(5)	System to ensure that any person who has provided such report as under the preceding item will not be unfairly disadvantaged because of such report;

(6)

Matters relating to policies concerning the handling of expenses or liabilities arising from the execution of duties of Company Auditors, such as advanced payment of expenses arising from the execution of such duties or procedures for reimbursement thereof;

(7)	Systems to otherwise ensure that audits by the Company Auditors will be effectively conducted.

Article 13 (Regular Meetings with Representative Directors)

1.

The Board of Company Auditors shall regularly hold meetings with the Representative Directors and endeavor to develop mutual understanding with the Representative Directors by exchanging opinions on matters to be treated by the Company, development status of the environment for the Company Auditors to conduct audits, important issues of audits, etc., as well as making requests it deems necessary, and so on.

2.	The Board of Company Auditors shall explain to the Representative Directors and the Board of Directors its audit policies and plans and the progress and results of audits as appropriate.

3.

In addition to matters stipulated by law, the Board of Company Auditors shall determine by consultation with the Directors the matters to be reported by the Directors and employees to the Board of Company Auditors and receive such reports pursuant to the systems set force in Item (4), Paragraph 3 of the preceding Article.

Article 14 (Reports to the Board of Company Auditors)

1.	Company Auditors must report to the Board of Company Auditors on the status of execution of their duties regularly and as needed, and whenever requested by the Board of Company Auditors.

2.

Company auditors who have received reports from the Accounting Auditor, a Director, an employee of the Internal Audit division, etc., or any other person shall report the same to the Board of Company Auditors.

3.	The Board of Company Auditors shall request the Accounting Auditor, Directors, employees of the Internal Audit division, etc., and others to provide reports when necessary.

4.

With respect to the preceding three paragraphs, if a Company Auditor, the Accounting Auditor, a Director or an employee of the Internal Audit division, etc., or any other person has notified all the Company Auditors of any matter to be reported to the Board of Company Auditors, such matter shall not be required to be reported to the Board of Company Auditors.

Article 15 (Measures in Response to Reports)

If the Board of Company Auditors receives such report as set forth below, it shall conduct necessary investigation and take appropriate measures according to the circumstances:

(1)	Report from a Director that facts that may cause substantial damage to the Company have been discovered;

(2)

Report from the Accounting Auditor that, in relation to execution of the Directors’ duties, an improper act or a material fact constituting a breach of laws or regulations or the Articles of Incorporation has been discovered;

(3)	Report from a Director or an employee on matters stipulated in advance by consultation with the Directors.

Article 16 (Preparation of Audit Reports)

1.	The Board of Company Auditors shall prepare audit reports of the Board of Company Auditors after due deliberation based on audit reports of each Company Auditor.

2.

If the content of an audit report of the Board of Company Auditor differs from that of any Company Auditor’s audit report and such Company Auditor makes a request, the content of the audit report of such Company Auditor shall be appended to the audit report of the Board of Company Auditors.

3.

An audit report of the Board of Company Auditors shall be affixed with the signature or name and seal (including digital signature) of each Company Auditor. Full-time Company Auditors and Outside Company Auditors shall be indicated or recorded as such in the report.

4.	The provisions of the preceding three paragraphs shall apply mutatis mutandis when the Company prepares temporary financial statements or consolidated financial statements.

Article 17 (Consent, Etc., on Appointment of Company Auditors)

1.	The following matters concerning appointment of Company Auditors shall be resolved at a Meeting of the Board of Company Auditors:

(1)	Consent for submission of a proposal concerning appointment of Company Auditors to a General Meeting of Shareholders;

(2)	Request that appointment of Company Auditors shall be the subject matter of a General Meeting of Shareholders;

(3)	Request that a proposal concerning appointment of Company Auditors shall be submitted to a General Meeting of Shareholders.

2.	The preceding paragraph shall apply mutatis mutandis to appointment of a substitute Company Auditor.

Article 18 (Determination on Appointment of Accounting Auditor, Etc.)

1.	The following matters concerning appointment and removal and non-reappointment of an Accounting Auditor shall be resolved at a Meeting of the Board of Company Auditors:

(1)	Policy development for removal or non-reappointment of an Accounting Auditor;

(2)	Determination on the appropriateness of reappointment of an Accounting Auditor;

(3)	Determination of the content of proposals concerning removal or non-reappointment of an Accounting Auditor to be submitted to the General Meeting of Shareholders;

(4)	Determination of the content of proposals concerning appointment of an Accounting Auditor to be submitted to the General Meeting of Shareholders;

(5)	Appointment of a person who shall temporarily execute the duties of an Accounting Auditor in case of a vacancy in the position of an Accounting Auditor.

2.

Consent of all Company Auditors to remove an Accounting Auditor on statutory grounds for removal may be obtained through discussion at a Meeting of the Board of Company Auditors. In such a case, a Company Auditor appointed by the Board of Company Auditors must report on such removal and the reason therefor at the first General Meeting of Shareholders held after such removal.

3.	Such consent as under the preceding paragraph may be obtained in writing or by electromagnetic record if urgently needed.

Article 19 (Consent to Remuneration, Etc., of the Accounting Auditor)

Consent to remuneration, etc., of the Accounting Auditor or a person who shall temporarily execute the duties of an Accounting Auditor shall be obtained by resolution at a Meeting of the Board of Company Auditors.

Article 20 (Consent to Partial Exemption of Liabilities of Directors)

1.	The following consent of all Company Auditors may be obtained through discussion at a Meeting of the Board of Company Auditors:

(1)	Consent for submission to a General Meeting of Shareholders of a proposal concerning partial exemption of liabilities of Directors;

(2)

Consent for submission to a General Meeting of Shareholders of a proposal concerning amendments to the Articles of Incorporation so as to enable partial exemption of liabilities of Directors by a resolution of the Board of Directors;

(3)	Consent for submission to the Board of Directors of a proposal concerning partial exemption of liabilities of Directors in accordance with the provisions of the Articles of Incorporation;

(4)

Consent for submission to a General Meeting of Shareholders of a proposal concerning amendments to the Articles of Incorporation so as to enable conclusion of an agreement with non-executive Directors on partial exemption of their liabilities.

2.	Such consent as under the preceding paragraph may be obtained in writing or by electromagnetic record if urgently needed.

Article 21 (Assisting Intervention)

1.

Consent of all Company Auditors for the Company to provide assisting intervention for a Director defendant in a shareholder’s representative action may be obtained through discussion at a Meeting of the Board of Company Auditors.

2.	Such consent as under the preceding paragraph may be obtained in writing or by electromagnetic record if urgently needed.

Article 22 (Discussion on Exercise of Power of Company Auditors)

Company Auditors may have discussion in advance at a Meeting of the Board of Company Auditors when exercising their powers or performing their obligations on the following matters:

(1)	Explanation on questions to Company Auditors notified by a shareholder before a General Meeting of Shareholders;

(2)	Report to the Board of Directors and request for convocation of the Board of Directors Meeting, etc.;

(3)	Results of investigations concerning proposals and documents and other matters submitted to a General Meeting of Shareholders;

(4)	Request for suspension of acts of Directors that are beyond the scope of the Company’s purposes or otherwise in breach of any laws, regulations or the Articles of Incorporation;

(5)	Statement of opinions on appointment, removal, resignation and remuneration, etc., of Company Auditors at a General Meeting of Shareholders;

(6)	Expression of opinions of the Company Auditors which shall be notified to the shareholders in case of issuance of shares for subscription entailing transfer of control;

(7)	Matters relating to any lawsuit between the Company and Directors;

(8)	Any other matters concerning institution of lawsuits, etc.

Article 23 (Discussion of Remuneration, Etc.)

Discussion on remuneration, etc., of Company Auditors may be held at a Meeting of the Board of Company Auditors if agreed by all Company Auditors.

Article 24 (Minutes)

1.

The Board of Company Auditors shall prepare minutes containing the following matters, and the Company Auditors present shall affix their signatures or names and seals (including digital signatures) thereto:

(1)	Time and date and place of the meeting (including the method of attendance by any Company Auditor, Director or Accounting Auditor who was not at such place of the meeting but attended the meeting);

(2)	Outline of the proceedings and the outcome thereof;

(3)	If any opinion is expressed or statement is made concerning the following matters at the Meeting of the Board of Company Auditors, an outline of the content thereof:

(a)	Report from a Director that facts that may cause substantial damage to the Company have been discovered;

(b)

Report from the Accounting Auditor that, in relation to execution of the Directors’ duties, an improper act or a material fact constituting a breach of laws or regulations or the Articles of Incorporation has been discovered.

(4)	The name of any Director or the Accounting Auditor who attended the Meeting of the Board of Company Auditors;

(5)	The name of the Chairperson of the Meeting of the Board of Company Auditors.

2.	If reporting to the Board of Company Auditors is deemed not required under Paragraph 4 of Article 14, minutes containing the following matters shall be prepared:

(1)	The content of the matters that are deemed not required to be reported to the Board of Company Auditors;

(2)	The date on which reporting to the Board of Company Auditors was deemed not required;

(3)	The name of the Company Auditor who executed the duties relating to the preparation of the minutes.

3.	The Company shall retain such minutes as under the preceding two paragraphs permanently at the head office according to the Document Management Regulations.

Article 25 (Company Auditors Auditing Standards)

Matters concerning audits by the Board of Company Auditors and Company Auditors shall be governed by the Company Auditors Auditing Standards as stipulated by the Board of Company Auditors, as well as by laws and regulations or by the Articles of Incorporation or these Regulations of the Board of Company Auditors.

Article 26 (Revisions and Repeal of these Regulations)

Revision or repeal of these Regulations shall be made by the Board of Company Auditors.

(Supplementary Provision)

These Regulations shall come into force as of April 1, 2021.

Enacted: April 1, 2021